CONSENT OF SALOMON BROTHERS INC



We hereby consent to the use of our name and to the description of our opinion letter dated November 13, 1997, under the caption "The Reorganization -- Opinion of McClatchy's Financial Advisor" of, and to the inclusion of such opinion letter as Annex D to, the Joint Proxy Statement of McClatchy Newspapers, Inc. and Cowles Media Company/Prospectus of MNI Newco, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of MNI Newco, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       SALOMON BROTHERS INC



                                       By: /s/ Wesley C. Walraven
                                           ------------------------------------
                                           Wesley C. Walraven
                                           Managing Director